SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-12

DCB FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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September 18, 2014

Dear Fellow Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of DCB Financial Corp at 3:00 p.m. on Thursday, October 30, 2014. The meeting will be held at the Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035.

Along with the other members of the Board of Directors and Management, I look forward to greeting those shareholders who are able to attend in person.

Thank you for your continued loyalty and support.

On behalf of the Board of Directors,

Ronald J. Seiffert

President and Chief Executive Officer

DCB Financial Corp • 110 Riverbend Avenue • Lewis Center, Ohio 43035

DCB Financial Corp

110 Riverbend Avenue

Lewis Center, Ohio 43035

Notice Of SPECIAL Meeting Of Shareholders

To Be Held OCTOBER 30, 2014

To The Shareholders OF DCB Financial Corp:

You are hereby notified that a special meeting of the shareholders of DCB Financial Corp (the “Company”) will be held on October 30, 2014, at 3:00 P.M. local time at The Delaware County Bank and Trust Company Corporate Center at 110 Riverbend Avenue, Lewis Center, Ohio 43035 (the “Special Meeting”), for the purpose of considering and acting upon the following:

1.	Amendment of Articles of Incorporation - To approve a shareholder resolution to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company from 9,500,000 shares to 19,500,000 shares and to correspondingly increase the number of authorized common shares from 7,500,000 shares to 17,500,000 shares.

2.	Amendment of Code of Regulations - To approve an amendment to the Company’s Code of Regulations to eliminate the requirement that directors resign during the month upon which they attain the age of 75.

3.	Amendment of Code of Regulations - To approve an amendment to the Company’s Code of Regulations to authorize the Board of Directors to amend the Code of Regulations without shareholder approval to the extent permitted by Chapter 1701 of the Ohio Revised Code.

4.	Restricted Stock Plan - To approve the Company’s 2014 Restricted Stock Plan.

5.	Other Business - To transact any other business, which may properly come before the Special Meeting or any adjournment of the Special Meeting.

The Board of Directors recommends a vote “FOR” each of Proposals 1, 2, 3, and 4.

The Board has fixed September 2, 2014, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). As of the Record Date, the Company had outstanding 7,192,350 common shares with no par value.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 30, 2014.

Instead of mailing a printed copy of our proxy materials to each shareholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On September 18, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of September 2, 2014, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. If you previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

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By order of the Board of Directors

Ronald J. Seiffert

President and Chief Executive Officer

Lewis Center, Ohio

September 18, 2014

Your vote is important. Even if you plan to attend the meeting, please vote your proxy electronically.

You still have the right to revoke the proxy and vote in person at the meeting if you so choose.

If you have any questions please contact the Corporate Secretary of DCB Financial Corp at 740.657.7810 or

110 Riverbend Avenue, Lewis Center, OH 43035.

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DCB Financial Corp

110 Riverbend Avenue

Lewis Center, Ohio 43035

(740) 657-7000

Proxy Statement

General Information

This Proxy Statement is first being made available to shareholders on or about September 18, 2014 in connection with a special meeting of the shareholders of DCB Financial Corp to be held on October 30, 2014, at 3:00 P.M. local time at The Delaware County Bank & Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035 in accordance with the foregoing notice, (the “Special Meeting”).

DCB Financial Corp is an Ohio corporation and a financial holding company under the Bank Holding Company Act. DCB Financial Corp is at times hereinafter referred to as the “Company.” The Company is the sole shareholder of The Delaware County Bank and Trust Company, an Ohio-chartered banking organization (the “Bank”).

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company bears the costs of such solicitation. In addition to the use of the mail and the Internet, members of the Board of Directors and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. Proxies may be returned through the Internet, via telephone or by mail. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses by the Company.

To assist in the solicitation of proxies in connection with the Special Meeting, the Company has retained Regan & Associates, Inc. as its proxy solicitor for a fee of $7,000, in addition to reimbursement of certain out-of-pocket expenses. The proxy solicitor may contact shareholders personally or by telephone, facsimile or other means of communication. The Company and its proxy solicitor may also request banks, brokers and other intermediaries holding common shares beneficially owned by others to forward this proxy statement to, and obtain proxies from, the beneficial owners and the Company will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so. The Company has agreed to indemnify and hold harmless the proxy solicitor and its subsidiaries (and their respective directors, officers, employees and agents) against various liabilities and expenses arising out of or related to the rendering of services by the proxy solicitor in connection with the solicitation of proxies with respect to the Special Meeting. The cost of the proxy solicitation firm will be paid by the Company.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. If no contrary instructions are given and the proxy does not represent a broker non-vote, each proxy received will be voted (1) FOR the amendment of the Articles of Incorporation, (2) FOR the amendment of the Code of Regulations to eliminate the mandatory director retirement age of 75, (3) FOR the amendment of the Code of Regulations to authorize the Board of Directors to amend the Code of Regulations without shareholder approval to the extent permitted by Chapter 1701 of the Ohio Revised Code, (4) FOR the approval of the Company’s 2014 Restricted Stock Plan, and (5) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the meeting.

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Voting Securities and Procedures

Who May Vote:

Only shareholders of record at the close of business on September 2, 2014 (the “Record Date”) will be eligible to attend and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding 7,192,350 common shares with no par value. Shareholders are entitled to one vote for each common share owned as of the Record Date.

Quorum Requirements:

The presence in person or by proxy of a majority of the outstanding common shares of the Company at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

Required Vote:

Each outstanding share may cast one vote on each separate matter of business properly brought before the Special Meeting. If you hold shares in street name, we encourage you to instruct your broker or other nominee as to how to vote your shares.

Approval of the shareholder resolution to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company. The affirmative vote of a majority of the Company’s outstanding shares is required to approve this shareholder resolution to amend the Company’s Articles of Incorporation.

Approval of the amendment to the Company’s Code of Regulations to eliminate the requirement that directors resign during the month upon which they attain the age of 75. The affirmative vote of a majority of the Company’s outstanding shares is required to approve this amendment to the Company’s Code of Regulations.

Approval of the amendment to the Company’s Code of Regulations to authorize the Board of Directors to amend the Code of Regulations without shareholder approval to the extent permitted by Chapter 1701 of the Ohio Revised Code. The affirmative vote of a majority of the Company’s outstanding shares is required to approve this amendment to the Company’s Code of Regulations.

Approval of the Company’s 2014 Restricted Stock Plan. The affirmative vote of a majority of the shares cast at the Special Meeting, in person or by proxy, is required to approve the Company’s 2014 Restricted Stock Plan.

Effect of Broker Non-Votes and Abstentions:

Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as “broker non-votes.” Abstentions and broker non-votes will have the same effect as votes against each of the proposals to amend the Company’s Articles of Incorporation and Code of Regulations. Abstentions and broker non-votes will have no effect on the proposal to approve the Company’s 2014 Restricted Stock Plan.

Expenses of Soliciting Proxies

The Company bears the costs of the solicitation of this proxy. In addition to the use of the mail and the Internet, members of the Board and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses by the Company. The Company will bear the costs of retaining Regan & Associates, Inc. as its proxy solicitor for a fee of $7,000.

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Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the number and percentage of common shares owned by the directors and named executive officers of the Company, and the directors and executive officers of the Company as a group, each as of August 26, 2014. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035.

Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table.

	Amount and Nature
Name	of Beneficial Ownership(1)		Percentage(9)
Bart Johnson	35,578	(2)	*
Dr. Gerald L. Kremer	13,499		*
Vicki J. Lewis	54,277	(3)	*
Tomislav Mitevski	554,700	(4)	7.71%
Edward Powers	41,382		*
Michael A. Priest	528,164	(5)	7.34%
Ronald J. Seiffert	107,723	(6)	1.50%
Mark Shipps	40,439		*
Adam Stevenson	20,822	(7)	*
Donald J. Wolf	34,384	(8)	*
Charles O. Moore	16,994		*
Daniel M. Roberts	5,493		*

All directors and executive officers as a group (14 in number)	1,464,966		20.37%

*Ownership is less than 1%

(1)	Includes the following number of common shares that may be acquired upon the exercise of outstanding options: Mr. Johnson – 1,080; Dr. Kremer – 1,080; Ms. Lewis – 3,185; Mr. Powers – 3,185; Mr. Seiffert – 3,778; Mr. Shipps – 1,080; Mr. Stevenson – 3,185; Mr. Wolf – 3,185; Mr. Moore – 711; Mr. Roberts – 733; and directors and executive officers as a group – 21,869.
(2)	Includes 398 shares owned by children.
(3)	Includes 15,700 shares owned by spouse.
(4)	Includes 526,316 shares owned by DGD Group, Inc., for which Mr. Mitevski is the Executive Vice President.
(5)	Includes 526,316 shares owned by JMAC, Inc., for which Mr. Priest is the President and Director.
(6)	Includes 1,805 shares owned by children.
(7)	Includes 14,718 shares owned jointly with spouse.
(8)	Includes 1,141 shares owned by spouse.
(9)	Based on 7,192,350 common shares outstanding on August 26, 2014.

As of the Record Date, we knew of no person who was the beneficial owner of more than 5% of our outstanding common shares, except for Messrs. Mitevski and Priest as set forth in the table above and as follows:

	Common Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
Banc Funds Co., LLC	605,941	(10)	8.42%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606
JMAC, Inc.	526,316		7.32%
200 W. Nationwide Blvd.
Columbus, OH 43215
DGD Group, Inc.	526,316		7.32%
41 S. High Street
Suite 3500
Columbus, OH 43215

(10)	Based solely upon information contained in a Form 13F filed by Banc Funds Co., LLC with the Securities and Exchange Commission on August 13, 2014.

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Executive Compensation and Other Information

The Compensation Committee has developed a compensation philosophy that it believes best supports the Company’s strategies and goals consistent with safe and sound operations and does not incent inappropriate or excessive risk. Ultimately, the goal of the compensation program is to align the executive officers’ financial interest with those of the shareholders in order to create shareholder value through the execution of our long-term strategies consistent with the foregoing philosophy.

The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired goals of the Company.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with those of shareholders by placing a significant portion of pay at risk, with payout dependent upon corporate performance, both on a short-term and long-term basis.

•	Provide a flexible compensation program that appropriately reflects and rewards under changing business conditions and priorities consistent with the stated philosophy.

The executive compensation program goal is to provide an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance and the ability to influence Company performance.

Compensation Process

The Compensation Committee develops and administers the compensation programs based on the Company’s strategies and financial goals developed during the strategic planning and budgeting process. The salaries and other forms of compensation are based upon the Company’s review of compensation levels for management performing similar functions at other banking companies of similar size and operations. The Compensation Committee also analyzes the risks associated with various compensation and incentive plans and evaluates those risks in terms of overall strategic goals and expected results.

The performance of the Company for the purpose of determining the annual bonuses to be paid to the executive officers, including the Chief Executive Officer, is generally based on earnings per share, the efficiency ratio (net interest income plus non-interest income divided by non-interest expense), analysis of credit quality, net interest margin, and rates of return.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options, a deferred compensation program and various benefits. The make-up of these forms of compensation is based on third-party surveys and analysis, as well as comparison to banking institutions of similar size and complexity of operation. The executive officer compensation program is evaluated by the Committee to determine the appropriateness of the various components of the program in relation to the total compensation.

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In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

Base Salary

Base salary levels for the Company’s executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining base salaries, the Compensation Committee also takes into account individual experience and performance, Company performance, and specific issues particular to the Company.

Annual Incentive Compensation

The purpose of the Company’s annual incentive compensation program is to provide direct financial incentives in the form of an annual cash bonus and Company shares to executives who achieve the Company’s annual goals. The Compensation Committee recommended, and the Board of Directors selected, earnings per share, the efficiency ratio, credit quality, the net interest margin, and return on equity of the Company as the measurements of the Company’s performance, with a threshold goal set for each performance measure for determining bonus opportunities for executive officers. Company performance exceeding the threshold produces a ratable increase in the bonus amount based upon that particular performance measure. Individual goals are also established for each executive officer; however, each executive officer’s bonus opportunity is determined by weighting individual and company goals. The amount distributed to each participant is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of the Company. Incentive compensation plans are analyzed to assure consistency with the Compensation Committee’s underlying compensation philosophy.

Long-Term Incentives

Stock options awarded under the Company’s 2004 Long-Term Stock Incentive Plan constitute the Company’s long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term ownership position in the Company’s common shares.

The 2004 Long-Term Stock Incentive Plan terminated pursuant to its terms on May 20, 2014, the tenth anniversary of the date on which the Company’s shareholders approved the 2004 Long-Term Stock Incentive Plan. Accordingly, no new stock options may be awarded under the 2004 Long-Term Stock Incentive Plan after May 20, 2014. However, stock options issued prior to the termination of the 2004 Long-Term Stock Incentive Plan remain outstanding in accordance with their terms.

Deferred Compensation Plan

Under the terms of the Company’s Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be greater or less than the targeted 10%, at the Board’s discretion.

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Benefits

The Company provides medical and other employee benefits to its executive officers. These benefits are generally available to all full time employees of the Company, and are provided at similar cost structures.

Summary Compensation Table

The following table sets forth the annual and long-term compensation for those persons who served as the Company’s Chief Executive Officer and the two other highest paid executive officers during 2013 (“Named Executive Officers”).

				Non-Equity	Stock(2)	Option(3)	All Other(4)
		Salary	Bonus	Incentive Plan	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	Compensation ($)	($)	($)	($)	($)
Ronald J. Seiffert	2013	$225,000	$75,000	$225,000 (1)	$-	$24,028	$39,142	$588,170
President and Chief Executive Officer	2012	225,000	-		-	9,850	$69,700	304,550

Charles Moore	2013	$160,000	$26,560	$-	$-	$-	$42,330	$228,890
Executive Vice President Consumer Lending	2012	134,769	-		7,342	16,000	22,895	173,664

Daniel Roberts	2013	$165,000	$11,550	$-	$-	$-	$22,952	$199,502
Senior Vice President/Chief Credit Officer	2012	117,404	-		8,618	16,500	17,514	160,036

(1)	Mr. Seiffert was paid $225,000 pursuant to his employment agreement, which provided that Mr. Seiffert shall be paid a bonus equal to one year base salary upon the termination of regulatory agreements between the Bank, the Ohio Division of Financial Institutions and the FDIC. The regulatory orders were terminated in September and October 2013.
(2)	Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(3)	The amounts of the option awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the fiscal year in which the option was granted. For more information concerning the assumptions used for these computations, please refer to the Notes to the Financial Statements contained in the 2013 and 2012 Annual Reports on Form 10-K.
(4)	The amounts shown in this column for the most recently completed fiscal year were derived from the following: (a) the economic benefit of life insurance coverage provided for the executive officers: Mr. Seiffert $2,644, Mr. Moore $855 and Mr. Roberts $527, (b) Company portion of health and dental insurance: Mr. Seiffert $17,809, Mr. Moore $17,475, and Mr. Roberts $17,475, (d) 401k employer matching contributions: Mr. Seiffert $6,490, Mr. Moore $4,000 and Mr. Roberts $4,950, (e) auto reimbursement of $7,200 for Mr. Seiffert, (f) Company stock purchase match in the amount of $4,999 for Mr. Seiffert, and (g) reimbursement of relocation expenses of $20,000 for Mr. Moore.

Employment Agreements

On September 29, 2011, Mr. Seiffert entered into an employment agreement with the Company and the Bank (the “2011 Employment Agreement”) for a period ending December 31, 2013. The 2011 Employment Agreement is renewable for additional three-year terms. The 2011 Employment Agreement provides a base salary of $225,000, with incentive opportunities of up to $200,000 based on goals defined by the Board of Directors. The incentive would be paid 50% in cash and 50% in options awarded under the Company’s 2004 Long-term Stock Incentive Plan and having a five-year vesting schedule. Mr. Seiffert is eligible to participate in benefit plans provided by the Company and the Bank. Mr. Seiffert was awarded restricted shares with a value of $20,000 as a signing bonus. The agreement also provides for a car lease allowance of $600 per month and a golf club membership. The agreement also entitles Mr. Seiffert to matching share awards, with a value of up to $15,000 per year, if Mr. Seiffert purchases shares of the Company.

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The Company may terminate Mr. Seiffert’s employment at any time, with or without cause, and with or without notice. If Mr. Seiffert’s employment is terminated for “just cause” (as defined in the agreement), Mr. Seiffert will have no right to payment for any period after termination and any stock options not yet vested will be forfeited. Similarly, if Mr. Seiffert resigns or retires for any reason other than in connection with a merger or acquisition of the Bank or a similar transaction, Mr. Seiffert will have no right to payment for any period after termination and unvested options will be forfeited unless the Bank decides otherwise. If the Bank terminates Mr. Seiffert’s employment other than for just cause and not in connection with a merger or acquisition or upon Mr. Seiffert’s death, disability, resignation or retirement, Mr. Seiffert will be entitled to be paid an amount equal to his average annual total base salary for the previous two calendar years, reduced by the amount of compensation he receives from another source for services rendered during that year following termination. All post-termination payments are subject to applicable limitations of certain regulations under the Internal Revenue Code and banking regulations that prohibit severance payments under certain special regulatory circumstances. The agreement also contains a non-compete provision for one year following termination of employment.

On December 12, 2013, the Company and the Bank entered into an extension of the 2011 Employment Agreement (the “2013 Employment Agreement Extension”), pursuant to which, as previously amended and extended, Mr. Seiffert serves as President and Chief Executive Officer of the Company and the Bank. The 2013 Employment Agreement Extension, effective as of December 12, 2013 (the “Effective Date”), extended the term of Mr. Seiffert’s employment through January 1, 2016 (the “Extended Term”) and provided for the same terms and conditions as specified in the 2011 Employment Agreement, except for (i) the Extended Term; (ii) the termination of country club membership and expenses; (iii) the extension of the severance payment period to include one year from the date of termination during the Extended Term upon a termination for other than just cause; and (iv) the increase of the severance payment upon a change of control from “one times the average of the annual total base salary” to “three times the average of the annual total base salary.”

On August 11, 2014, the Bank and the Company entered into an employment agreement with each of Mr. Seiffert, the President and Chief Executive Officer of the Bank and the Company (the “2014 Seiffert Employment Agreement”), and J. Daniel Mohr, Executive Vice President and Chief Financial Officer of the Bank and the Company (the “2014 Mohr Employment Agreement”). These employment agreements supersede and replace any existing employment or change of control agreements with these executives, including Mr. Seiffert’s 2011 Employment Agreement and 2013 Employment Agreement Extension. A summary of the 2014 Seiffert Employment Agreement and the 2014 Mohr Employment Agreement follows below.

Both of the 2014 Seiffert Employment Agreement and the 2014 Mohr Employment Agreement are effective as of August 11, 2014, and have an initial term ending on December 31, 2015. Thereafter, both of the 2014 Seiffert Employment Agreement and the 2014 Mohr Employment Agreement will automatically extend for successive two year terms, unless previously terminated, or unless either the Company or the executive provides timely written notice that the term will not be extended. Mr. Seiffert will receive a base annual salary of $225,000 and Mr. Mohr will receive a base annual salary of $185,000. In addition to the base annual salary, both the 2014 Seiffert Employment Agreement and the 2014 Mohr Employment Agreement provide for, among other things, participation in incentive programs and other employee benefit plans and other fringe benefits applicable to executive employees.

The 2014 Seiffert Employment Agreement and the 2014 Mohr Employment Agreement also provide for a clawback of any incentive paid to, credit to an account on behalf of, or vested to the executive within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements. In addition, the executives have agreed not to compete with the Company and the Bank for a period of one (1) year following termination of employment anywhere in Delaware County, Ohio, or within a five (5) mile radius of any of the Bank’s branches.

Outstanding Equity Awards at Fiscal Year-End

The Compensation Committee attempts to align the financial interests of executive officers with those of the shareholders by providing a long-term incentive plan in the form of option and restricted share grants. The goals of the program are to create shareholder value through the long-term execution of sound banking strategies that allow for profitable growth.

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	Option Awards(1)					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)

Ronald J. Seiffert	2,778	11,111	$5.40	2	/20/2023
	1,000	4,000	$4.50	12	/20/2022
						4,381	$26,943

Daniel M. Roberts	733	2,934	$4.50	12	/20/2022
						1,702	$10,467

Charles O. Moore	711	2,845	$4.50	12	/20/2022
						1,702	$10,467

(1)	Options are incentive stock options, granted under the Company’s 2004 Long-Term Stock Incentive Plan, which generally vest ratably over a 5-year period. Options have an exercise price equal to the fair market value of the underlying shares on the date of grant. The terms of the Company’s 2004 Long-Term Stock Incentive Plan provide that all options become exercisable in full in the event of a change in control as defined in the 2004 Long-Term Stock Incentive Plan.
(2)	The restricted share awards were made pursuant to the employment agreements for Messrs. Seiffert, Roberts, and Moore, as discussed in Note 6 to the Summary Compensation Table. For Mr. Seiffert the 4,381 shares vest ratably on an annual basis through 2016. For Messrs. Roberts and Moore, the 1,702 shares will vest ratably on an annual basis through 2017.

Non-Qualified Deferred Compensation

In 2004, the Company established The Delaware County Bank and Trust Company Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more or less in the Board’s discretion. Participants direct the investment of their deferrals into various investment options offered by the Deferred Compensation Plan. For 2013, the Board of Directors elected not to make a contribution to the Deferred Compensation Plan.

Amounts deferred by the participant vest immediately. Contributions made by the Bank to the participant’s deferral account vest based on the participant’s years of service with the Bank with 75% vested after 5 years of service, 80% vested after 6 years of service, 85% vested after 7 years of service, 90% vested after 8 years of service, 95% vested after 9 years of service and 100% vested after 10 years of service. All Bank contributions vest for each participant employed by the Bank at age 62, regardless of the vesting schedule. Interest is credited annually to each participant’s account, computed at the Bank’s one-year certificate of deposit rate in effect on January 1st every year and paid on the balance of the participant’s deferred account at the end of the year.

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Each participant is entitled to withdraw the balance of his or her account upon retirement after reaching age 62. Upon termination of employment prior to age 62 for any reason other than termination for “Cause”, or involuntary termination following a change in control of the Company, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment due to the participant’s disability, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment because of death, the participant’s beneficiary is entitled to withdraw the vested portion of the participant’s deferral account. Upon “involuntary” termination within 12 months following a change in control of the Company, including a reduction in base salary or material reduction in benefits, the participant may withdraw the balance of his or her deferral account, providing that to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Internal Revenue, the benefit paid under the Deferred Compensation Plan will be reduced so as not to be an “excess parachute payment” as defined by Section 280G. Upon “Termination for Cause” as defined in the Plan, the participant will not be entitled to withdraw any amount in excess of the participant’s deferrals.

Participants may elect to make withdrawals from their deferral accounts in either a lump sum or in equal monthly installments over a period not to exceed 10 years. If a participant dies while employed by the Bank, the participant’s beneficiary receives a lump sum payment of the participant’s vested deferred account within 30 days of the participant’s death.

Amounts in participant deferral accounts are unsecured obligation of the Bank. The Bank may amend or terminate the Deferred Compensation Plan at any time at the discretion of the Board of Directors. No amendment may decrease the value of any participant’s vested deferral account balance. Upon termination of the Deferred Compensation Plan, all vested deferred account balances will be paid in a lump sum distribution regardless of any contrary participant election.

Severance and Change of Control Payments

Severance and Change of Control Payments for Mr. Seiffert and Mr. Mohr

In the event of an involuntary termination without “cause” or a voluntary termination with “good reason,” the 2014 Seiffert Employment Agreement and the 2014 Mohr Employment Agreement each provide a severance benefit equal to the greater of (i) the unpaid compensation and benefits that would have been paid under the terms of the employment agreement if the executive had remained employed, or (ii) the unpaid compensation and benefits that would have been paid under the terms of the employment agreement (including any accrued bonus) for a period of one year following the termination.

Upon the termination of the executive without cause or the voluntary termination by the executive with good reason within twenty-four (24) months of a “change of control,” the executive will receive a lump sum payment equivalent to a multiple of the average annual cash compensation amount paid to the executive during the three (3) full taxable years preceding the change of control. The multiple is three (3) times such average annual amount in the case of Mr. Seiffert and two (2) times the average annual amount in the case of Mr. Mohr. In addition, under such circumstances, each executive will also receive a lump sum payment equal to a multiple of the Company’s annual cost of providing health, life and long-term disability coverages and other fringe benefits equal to three (3) times such amount in the case of Mr. Seiffert and equal to two (2) times such amount in the case of Mr. Mohr. Further, if there is a change of control, then all forms of equity-based compensation, including unexpired stock options and unvested restricted stock, shall accelerate and become fully vested and, in the case of options, exercisable. In the event that any amounts payable under the 2014 Seiffert Employment Agreement or the 2014 Mohr Employment Agreement would be nondeductible to the Company or the Bank by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

Change of Control Agreements with Mr. Moore and Mr. Roberts

On August 11, 2014, the Company entered into change of control agreements with Charles O. Moore, Executive Vice President Consumer Lending, and Daniel M. Roberts, Senior Vice President and Chief Credit Officer, who are named executive officers of the Company. The following description of the change of control agreements is a summary of their material terms.

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Under the change of control agreements, upon the termination of an executive’s employment other than for “cause” or voluntary termination by such executive as a result of a “constructive termination,” such executive will receive a lump sum payment equivalent to a percentage of such executive’s base salary in effect at the date of termination. The percentage is 200% of base salary in the case of Mr. Moore and 100% of base salary in the case of Mr. Roberts. In addition, all of such executive’s unvested stock options and restricted stock shall accelerate and become fully vested and, in the case of options, fully exercisable. Further, such executive shall be entitled to be reimbursed for such executive’s share of COBRA premiums for health care coverage until the earlier of (i) the date that such executive is no longer eligible to receive continuation coverage pursuant to COBRA, (ii) twenty-four (24) months following termination of such executive, or (iii) such shorter period of time until such executive obtains new employment offering health insurance coverage. In the event that any amounts payable under the change of control agreements would be nondeductible to the Company or the Bank by reason of Section 280G of the Code, then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

Severance for Executive Officers and Vice Presidents other than Messrs. Seiffert, Mohr, Moore, and Roberts

In the event an involuntary termination results from a change in ownership, a severance policy has been established by the Board to provide a financial bridge while affected executive officers reporting directly to the President/CEO and all First Vice Presidents seek other employment. Currently, Messrs. Seiffert, Mohr, Moore and Roberts are not eligible under this severance policy as their employment agreements (in the case of Mr. Seiffert and Mr. Mohr) or change of control agreements (in the case of Mr. Moore and Mr. Roberts) already provide for severance and change of control payments.

If the Company merges with, is acquired by, or sells substantially all of its assets to an entity not affiliated with the DCB Financial Corp, or an entity created for the express purpose of facilitating such a transaction and the successor entity, during a period of one (1) year following the closing date of such merger, acquisition, or sale, does any of the following: i) reduces an eligible employee’s base salary which was in effect on the closing date; ii) substantially reduces benefits to be provided to an eligible employee in effect on the closing date; or iii) assigns an eligible employee to a position that requires an eligible employee to move his/her home, the affected eligible employee may voluntarily terminate and, upon return of all Company property and the execution of a release in a form acceptable to the Company of all claims against the Company and related parties, be eligible for the severance provided for herein.

Severance will be based on the eligible employee’s base monthly salary, not including bonuses or incentives, at the time of termination. The eligible employee will receive up to one year of severance benefits.

2004 Long-Term Stock Incentive Plan

In 2004, the Company and its shareholders adopted the 2004 Long-Term Stock Incentive Plan (the “Incentive Plan” herein). A total of 300,000 shares have been reserved for issuance under the Incentive Plan. The Incentive Plan provides for the award of stock options, shares or restricted shares and performance awards consisting of shares, cash or a combination of shares and cash to any director, officer, or employee designated by the Compensation Committee of the Board of Directors, which administers the Incentive Plan. The Committee’s authority includes the power to (a) determine who will receive awards under the Incentive Plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Incentive Plan, (c) determine the amount and form of awards, (d) interpret the Incentive Plan and terms of awards, and (e) adopt rules for administration of the Incentive Plan.

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The Incentive Plan terminated pursuant to its terms on May 20, 2014, the tenth anniversary of the date on which the Company’s shareholders approved the Incentive Plan. Accordingly, no new stock options may be awarded under the Incentive Plan after May 20, 2014. However, stock options issued prior to the termination of the Incentive Plan remain outstanding in accordance with their terms.

Stock options awarded under the Incentive Plan have terms of up to 10 years and may be “incentive” or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or “incentive,” stock options. Nonqualified stock options may be granted to any eligible Incentive Plan participant, but incentive stock options may be granted solely to employees of the Company or its subsidiaries. The exercise price of stock options may not be less than the fair market value of the Company’s common shares on the date of grant.

An option may only be exercised while the optionee is employed by the Company or a subsidiary or within 30 days after cessation of the optionee’s employment if the reason for cessation of employment is other than disability, retirement, death or termination for gross misconduct. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the case of termination for gross misconduct, the option may not be exercised after termination of employment. In the event of a change of control of the Company (as defined in the Plan), any option that is not then exercisable automatically becomes exercisable.

Proposal 1 – APPROVAL OF SHAREHOLDER RESOLUTION TO amend THE articles of incorporation to increase the authorized common shares

Our Board of Directors has unanimously determined that it is in the best interests of the Company and its shareholders to amend our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares from 9,500,000 shares to 19,500,000 shares and to correspondingly increase the number of authorized common shares from 7,500,000 shares to 17,500,000 shares.

Proposed Amendment

To effectuate the increase of number of authorized common shares, the first paragraph of the Fourth Article of the Articles of Incorporation is proposed to be amended, as set forth below, marked to show changes from the current provisions in the Articles of Incorporation:

“FOURTH: The number of shares (collectively the “Shares”) that the Corporation is authorized to have outstanding is ~~Nine Million Five Hundred Thousand (9,500,000)~~ Nineteen Million Five Hundred Thousand (19,500,000), consisting of: (i) ~~7,500,000~~ 17,500,000 common shares, no par value (the “Common Shares”); and (ii) 2,000,000 preferred shares, no par value (the “Preferred Shares”). The Shares shall have the following terms:

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No other changes to the Articles of Incorporation have been approved or are being proposed by our Board of Directors.

For the reasons set forth below, the Board believes that it would be in the best interests of the Company and its shareholders to increase the number of authorized shares by approving the shareholder resolution set forth on Appendix A to amend the Articles of Incorporation as set forth above.

Rationale of the Board

Currently the Company’s Articles of Incorporation authorize an aggregate of 9,500,000 shares, consisting of 7,500,000 common shares and 2,000,000 preferred shares. No preferred shares are issued and outstanding and the Board is not proposing to increase the number of authorized preferred shares. As of the Record Date, the Company had 7,192,350 common shares issued and outstanding and 231,492 shares subject to outstanding stock options. Accordingly, approximately 99.0% of the Company’s authorized common shares have been issued or reserved for issuance, which leaves relatively few shares available to the Company, i.e., 76,158 shares, for future issuances for corporate purposes.

Given the small number of authorized shares currently available under the Articles of Incorporation, the Board believes that an increase in the number of authorized common shares is critical to ensure that a sufficient number of shares are available (i) for future issuances under the Company’s 2014 Restricted Stock Plan (if approved by shareholders), and (ii) for future issuances if and when the Board deems it to be in the Company’s and shareholders’ best interests, each without the delay and expense of obtaining additional shareholder approval. While the Company has no current plans to issue any shares that will be authorized if the increase is approved other than in connection with the 2014 Restricted Stock Plan, the Company may use any of the increased common shares at the time and in the manner approved by the Board, which may include raising capital through equity financing, executing strategic transactions or establishing collaborative relationships, acquiring businesses or assets and issuance of equity awards to employees. The Board believes that if the Company does not obtain shareholder approval to increase the number of authorized common shares, the Company’s future operations and strategic options could be materially and adversely impacted.

Effects of Stockholder Approval of Increased Authorized Shares

If the proposed amendment is approved and adopted, the additional authorized common shares may be issued from time to time by actions of the Board without further shareholder approval, except as required by law, regulatory authorities or stock exchange corporate governance listing rules (if applicable). The increase in authorized common shares will not alter the current number of issued common shares. The relative rights and limitations of the common shares will remain unchanged under this amendment. The additional common shares to be authorized by shareholder approval under this Proposal No. 1 would have the rights identical to the currently outstanding common shares. Shareholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the increase. However, issuances of significant numbers of additional common shares in the future may dilute shareholders’ percentage ownership, and if such shares are issued at prices below what current shareholders paid for their shares, may dilute the value of current shareholders’ shares. Under the Articles of Incorporation, shareholders do not have preemptive rights to purchase additional securities that may be issued by the Company. This means that current shareholders do not have a prior right to purchase any new issuances of shares in order to maintain their proportionate ownership interests in the Company.

Constraints Imposed on 2014 Restricted Stock Plan if Proposal 1 Fails

If Proposal 1 is not approved by shareholders, the Company may not have a sufficient number of shares available for future issuances under the Company’s 2014 Restricted Stock Plan, which is also subject to shareholder approval as further described in Proposal 4. If a sufficient number of shares is not available for issuance under the Company’s 2014 Restricted Stock Plan, the Company may not be able to utilize the 2014 Restricted Stock Plan to promote the growth and profitability of the Company and to provide eligible directors, certain key officers and employees with an incentive to achieve corporate objectives and to provide such directors, officers and employees with an equity interest in the Company.

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Required Vote

The affirmative vote of a majority of the Company’s outstanding shares is required to approve the shareholder resolution set forth on Appendix A to amend the Company’s Articles of Incorporation to effect the proposed increase in our authorized common shares. The amendment to the Articles of Incorporation will be effective immediately upon acceptance of filing with the Secretary of State of Ohio following shareholder approval of this proposal. However, notwithstanding shareholder approval of this proposal, the Board reserves the right to abandon this amendment to the Company’s Articles of Incorporation if the Board, in its discretion, determines such amendment is longer in the bests interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR approval of the shareholder resolution to amend to our Articles of Incorporation to increase the number of authorized shares from 9,500,000 shares to 19,500,000 shares and to correspondingly increase the number of authorized common shares from 7,500,000 shares to 17,500,000 shares, and proxies solicited by the Board will be voted in favor thereof, unless a shareholder has indicated otherwise on the proxy.

Proposal 2 – AMENDMENT TO CODE OF REGULATIONS TO ELIMINATE THE REQUIREMENT THAT DIRECTORS RESIGN DURING THE MONTH IN WHICH THEY REACH 75 YEARS OF AGE.

Subject to shareholder approval, the Board has unanimously approved, and recommends that the shareholders approve, an amendment to Section 2 of Article III of the Code of Regulations as set forth below to eliminate the mandatory resignation of directors from the Board during the month they reach the age of 75 (the “Retirement Age Amendment”).

Proposed Amendment

To effectuate the elimination of the mandatory director retirement age, the last sentence Section 2 of Article III of the Code of Regulations shall be deleted in its entirety as set forth below, marked to show changes from the current provisions of the Code of Regulations:

Section 2. Election and Term of Directors. The Board shall be divided into three (3) classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. No decrease in the number of Directors shall shorten the term of any incumbent Director. At each annual meeting of stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. ~~The term of a Director shall end, and they shall be required to resign in the month they reach the age of seventy-five (75).~~”

For the reasons set forth below, the Board believes that it would be in the best interests of the Company and its shareholders to eliminate the mandatory retirement age for directors by deleting the last sentence of Section 2 of Article III of the Code of Regulations.

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Rationale of the Board

The Board has carefully considered the existing mandatory retirement age for directors of 75 years old and has received a recommendation of the Nominating and Governance Committee approving the amendments described in this Proposal 2.

The amendment to the Code of Regulations serves to increase the pool of qualified candidates and helps to ensure the continued service of incumbent directors when it is in the best interest of the Company and its shareholders. In considering this amendment, the Board considered generally positive developments in health and longevity in the U.S. and the prospect that the current retirement age could result in the arbitrary or premature loss of active directors who have valuable knowledge and insight into the Company’s history, operations and local markets and who are able to continue to make valuable contributions to the overall management, risk oversight and strategic vision of the Company.

After considering these factors, the Board concluded that a specific retirement age was not necessary and may be counterproductive, and that based on the candidate pool for qualified directors, the Company and its shareholders are best served by retaining the flexibility in electing or appointing directors without an age restriction.

Required Vote

The affirmative vote of a majority of the Company’s outstanding shares is required to approve this amendment to the Company’s Code of Regulations to effect the proposed elimination of the mandatory director retirement age. This amendment to the Code of Regulations will be effective immediately following shareholder approval of this proposal.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR approval of the amendment to our Code of Regulations to eliminate the requirement that directors retire during the month in which they reach 75 years of age, and proxies solicited by the Board will be voted in favor thereof, unless a shareholder has indicated otherwise on the proxy.

Proposal 3 – AMENDMENT TO CODE OF REGULATIONS To authorize the Board of

Directors to amend the Code of Regulations without shareholder approval to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Subject to shareholder approval, the Board has unanimously approved, and recommends that the shareholders approve, an amendment to revise Article X of the Company’s Code of Regulations, to authorize the Board to amend the Code of Regulations without shareholder approval to the extent permitted by Chapter 1701 of the Ohio Revised Code (the “Regulations Revision Authority Amendment”).

Proposed Amendment

To effectuate the Regulations Revision Authority Amendment, Article X of the Code of Regulations shall be amended as set forth below, marked to show changes from the current provisions of the Code of Regulations:

“ARTICLE X

Amendments

Section 1. These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by:

(A) the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or

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(B) the affirmative vote of a majority of the members of the Board of Directors of the Corporation to the fullest extent permitted by Chapter 1701 of the Ohio Revised Code.

Section 2. Notwithstanding the provisions of Article X, Section 1 hereof and notwithstanding the fact that a lesser percentage may be specified by law or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Article III, Sections 1, 2, 3 or 5 or this Article X, of these Regulations shall require the affirmative vote of the holders of shares entitling them to exercise at least eighty (80%) percent of the voting power of the Corporation, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the members of the Board of Directors of the Corporation then in office, in which event the provisions of Article X, Section 1(A) hereof shall apply.”

For the reasons set forth below, the Board believes that it would be in the best interests of the Company and its shareholders to amend Article X of the Code of Regulations to allow the Board to amend the Code of Regulations without shareholder approval to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Rationale of the Board

Currently, any amendment under the Code of Regulations requires approval by the Company’s shareholders, regardless of how minor the change. Many states, such as Delaware, historically have allowed the board of directors of a corporation to amend that corporation’s by-laws (the equivalent to Ohio’s code of regulations) without shareholder approval. In 2006, the Ohio Revised Code was amended to allow the directors of Ohio corporations to make certain amendments to a corporation’s code of regulations without shareholder approval, if such authority is provided in or permitted by the articles of incorporation or code of regulations, and subject to the statutory limitations listed below. These amendments, however, may not divest or limit the shareholders’ power to adopt, amend or repeal the code of regulations of the corporation.

Below is a list of the rights that the Ohio legislature reserved to the shareholders. The proposed amendment to the Code of Regulations will prohibit the Board from taking any of these actions without the approval of the Company’s shareholders:

•	specifying the percentage of shares a shareholder must hold in order to call a special meeting;
•	specifying the length of time required for notice of a shareholders’ meeting;
•	specifying that shares that have not yet been fully paid will not have voting rights;
•	specifying requirements for a quorum at a shareholders’ meeting;
•	prohibiting shareholder or director actions from being authorized or taken without a meeting;
•	defining terms of office for directors or providing for classification of directors;
•	requiring greater than a majority vote of shareholders to remove directors without cause;
•	establishing requirements for a quorum at directors’ meetings, or specifying the required vote for an action of the directors; and
•	removing the requirement that a control share acquisition of the Company be approved by the shareholders.

In addition, the Board may not delegate its authority to adopt, amend or repeal the Code of Regulations to any of its committees.

If this proposed amendment to the Company’s Code of Regulations is approved and adopted by shareholders, the Board would be able to make ministerial and other changes to the Code of Regulations without the time-consuming and expensive process of seeking shareholder approval, which would otherwise be required if this proposal is not approved. If the amendment is adopted, the Board intends to thoroughly review the Code of Regulations and adopt amendments as it deems appropriate, subject to the limitations discussed above. No amendment may eliminate the right of the Company’s shareholders to adopt, amend or repeal the Code of Regulations. While the Board has not yet undertaken a careful review of the Code of Regulations, it anticipates that many of the changes will be to update the Code of Regulations into a more contemporary form to conform with applicable rules, law and practices since the Code of Regulations were originally adopted. The Company is required to promptly notify shareholders of any amendments made to the Code of Regulations by sending a notice to shareholders as of the date of the adoption of the amendment or by filing a report with the SEC.

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If this proposal is approved, the Board believes that its having the ability to amend the Code of Regulations will result in a more efficient and economical governance of the Company, while the limitations under Ohio law on the ability of the Board to amend the Code of Regulations offers shareholders desired protection.

Required Vote

The affirmative vote of a majority of the Company’s outstanding shares is required to approve this amendment to the Company’s Code of Regulations to effect the proposed authorization of the Board to amend the Code of Regulations without shareholder approval. This amendment to the Code of Regulations will be effective immediately following shareholder approval of this proposal.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR approval of the amendment to our Code of Regulations to authorize the Board to amend the Code of Regulations without shareholder approval, and proxies solicited by the Board will be voted in favor thereof, unless a shareholder has indicated otherwise on the proxy.

Proposal 4 – To approve the Company’s 2014 Restricted Stock Plan.

Subject to shareholder approval, the Board has unanimously approved, and recommends that the shareholders approve, the 2014 Restricted Stock Plan (the “2014 Restricted Stock Plan”). The full text of the 2014 Restricted Stock Plan is included as Appendix B, and a brief description of its material terms is provided below. The 2014 Restricted Stock Plan has been recommended to the Board by the Compensation Committee of the Board.

Rationale of the Board

The Company’s 2004 Long-Term Incentive Stock Plan terminated pursuant to its terms on May 20, 2014, the tenth anniversary of the date on which the Company’s shareholders approved the 2004 Long-Term Incentive Stock Plan. Currently, the Company does not have an active incentive stock plan pursuant to which it can issue incentive stock awards.

The Board believes that having an active incentive stock plan is in the best interest of the Company and shareholders because it aligns director, officer and employee interests with shareholder long-term interests by creating a strong and direct link between pay and shareholder return. Also, incentive stock plans help the Company to recruit and retain directors, officers and employees and it enables them to develop and maintain long-term ownership positions in the Company’s common shares.

The 2014 Restricted Stock Plan will make available 350,000 common shares to promote the growth and profitability of the Company and to provide eligible directors, certain key officers and employees with an incentive to achieve corporate objectives and to provide such directors, officers and employees with an equity interest in the Company.

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Description of the 2014 Restricted Stock Plan

Nature of Awards.

The 2014 Restricted Stock Plan permits the grant of shares of restricted stock to our directors, certain key officers and employees. The restricted shares will typically vest over five years, unless the Compensation Committee of the Board (the “Compensation Committee”) determines otherwise and specifies such in the award notice.

We will issue an award notice to each participant in the 2014 Restricted Stock Plan setting forth the terms, conditions and restrictions of the restricted stock award. The restricted stock will be issued in the name of the participant and deposited with our transfer agent or other entity designated by the Compensation Committee, until such restricted stock vests or is forfeited. Subject to the terms and conditions of the award notice, a participant holding restricted stock will have the right to receive cash dividends on the shares of restricted stock during the restriction period and to vote the vested and unvested shares of restricted stock. Upon expiration of the restriction period, subject to the terms of the 2014 Restricted Stock Plan and the award notice, the participant is entitled to receive unrestricted common shares.

Effective Date and Term.

Subject to shareholder approval, the 2014 Restricted Stock Plan will be effective on October 30, 2014, the date of the Special Meeting.

Eligibility.

Any director, officer or employee of the Company, The Delaware County Bank & Trust, any of the Company’s present or future subsidiaries, or with approval by the Board, any other affiliated savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution is eligible to be granted an award of restricted stock.

Administration.

The 2014 Restricted Stock Plan will be administered by the Compensation Committee. The Compensation Committee shall have authority to grant awards of restricted stock and determine recipients and the terms and conditions of such awards. The Compensation Committee shall have full authority to interpret and construe the terms of the 2014 Restricted Stock Plan and to adopt rules and regulations and to prescribe forms for the operation and administration of the 2014 Restricted Stock Plan.

Shares Subject to the 2014 Restricted Stock Plan.

Subject to adjustments allowed under the 2014 Restricted Stock Plan, awards of restricted stock may be made under the 2014 Restricted Stock Plan for up to 350,000 common shares. If any award of restricted stock expires or is terminated, surrendered or canceled without being fully vested, the unused common shares covered by such award shall again be available for grants under the 2014 Restricted Stock Plan. The maximum number of common shares that may be covered by restricted stock awards granted to any one participant shall be 100,000 common shares per year.

Restricted Stock.

Pursuant to the 2014 Restricted Stock Plan, the Compensation Committee may grant awards of restricted stock on the terms and conditions set forth by the Compensation Committee in the applicable award notice, including the conditions for vesting, the vesting periods and the issue price.

Clawback Provision.

The award notice may, at the discretion of the Compensation Committee, include conditions upon which the Company may recover, in whole or in part, restricted stock related to an award from a recipient due to the inaccuracy of any financial results or other operating metrics.

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Adjustments Due to Changes in Capitalization or Control.

In the event of any merger, consolidation, or other business reorganization (including but not limited to a change in control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other similar change in capitalization, (i) the number of common shares available under the 2014 Restricted Stock Plan in total or to particular individuals or groups, and (ii) the number of common shares subject to each outstanding restricted stock award, shall be equitably adjusted by the Company in the manner determined by the Compensation Committee.

In the event of any merger, consolidation, or other business reorganization (including but not limited to a change in control) in which the Company is not the surviving entity, all money, stock, securities or other property received in respect of a restricted stock award shall be subject to the same terms and conditions of the restricted stock award that applied to the common shares for which it has been exchanged.

Transferability of Awards.

Restricted stock is nontransferable other than by will or by the laws of descent and distribution and the restricted stock granted pursuant to the award shall be distributable, during the lifetime of the recipient, only to the award recipient.

Accelerated Vesting of Awards.

A restricted stock award shall become fully vested upon death, disability or upon the occurrence of a change in control.

Tax Withholding.

A participant in the 2014 Restricted Stock Plan must satisfy all applicable federal, state and local or other income and employment tax withholding obligations before it will authorize the restricted stock to be released by us or from escrow. The Compensation Committee may allow a participant to transfer restricted stock to the Company to satisfy all or part of the withholding obligation.

Amendment of the Plan.

The Board may amend or revise the 2014 Restricted Stock Plan in whole or in part at any time; provided, however, that no such amendment or revision shall alter the shareholder approval standard that is a condition precedent to the effectiveness of the 2014 Restricted Stock Plan.

Code Section 162(m) Performance-Based Compensation

Awards under the 2014 Restricted Stock Plan may be conditioned upon the attainment of performance targets. Awards may be based on any number and type of performance targets that the Compensation Committee determines are desirable. The performance measured may relate to corporate, division, department, or business unit performance. In setting performance targets, the Compensation Committee may assign payout percentages to various levels of performance.

With respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), such performance targets will be based on one or any combination of two or more performance measures listed in Section 7.5(c) of the 2014 Restricted Stock Plan. The Compensation Committee may provide in any such award that any evaluation of performance may include or exclude any extraordinary events described in Section 7.5(d) of the Omnibus Plan. To the extent such inclusions or exclusions affect awards to “covered employees” under Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Compensation Committee in its sole discretion. Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) may not be adjusted upward.  The Compensation Committee shall retain the discretion to adjust such awards downward, either on a formula or discretionary basis or a combination of the two, as the Compensation Committee determines.

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Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be based on these or other performance measures, as determined by the Compensation Committee.

Federal Tax Consequences.

Under current federal tax law, the following is a summary of the United States federal income tax consequences generally arising with respect to restricted stock granted under the 2014 Restricted Stock Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

In general, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of restricted stock if the restrictions are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable. On the date that the restrictions on the shares lapse, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on that date (minus any amount the participant paid for the shares). Income recognized by the participant is compensation subject to withholding. As a result, the Company must make the necessary arrangements with the participant to ensure that the proper amount is withheld. The Compensation Committee may allow a participant to transfer restricted stock to the Company to satisfy all or part of the withholding obligation. A participant’s adjusted basis in the stock received will be equal to the ordinary income recognized by the participant (plus any amount the participant paid for the shares). If a participant thereafter sells the stock, any amount realized over (or under) the adjusted basis of the stock will constitute capital gain (or loss) to the participant for U.S. federal income tax purposes. If a participant forfeits an award before the restrictions lapse, the participant will not recognize gain or loss as a result of such forfeiture.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding.

The Company generally will be entitled to a corresponding tax deduction equal to the ordinary income and dividends included in a participant’s compensation income.

Plan Benefits

If our shareholders approve this proposal, 350,000 shares of restricted common shares will be issuable to all eligible participants of the 2014 Restricted Stock Plan pursuant to the terms thereof. The Compensation Committee has not at this time considered or approved any future awards under the 2014 Restricted Stock Plan so the identity of future award recipients and the size and terms of future awards are not known at this time.

Constraints Imposed on 2014 Restricted Stock Plan if Proposal 1 Fails

As of the Record Date, we had 7,192,350 common shares issued and outstanding and 231,492 shares subject to outstanding stock options. Accordingly, approximately 99.0% of our authorized common shares have been issued or reserved for issuance, which leaves relatively few shares available to us, i.e., 76,158 shares, for future issuances for corporate purposes.

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Proposal 1 of this Proxy Statement seeks to amend our Articles of Incorporation to increase the number of authorized shares from 9,500,000 shares to 19,500,000 shares, and to correspondingly increase the number of common shares from 7,500,000 shares to 17,500,000 shares. If Proposal 1 is not approved by shareholders, the Company may not have a sufficient number of shares available for future issuances under the 2014 Restricted Stock Plan. If a sufficient number of shares is not available for issuance under the 2014 Restricted Stock Plan, the Company may not be able to utilize the 2014 Restricted Stock Plan to promote the growth and profitability of the Company and to provide eligible directors, certain key officers and employees with an incentive to achieve corporate objectives and to provide such directors, officers and employees with an equity interest in the Company.

Required Vote

The affirmative vote of a majority of the shares cast at the Special Meeting, in person or by proxy, is required to approve the Company’s 2014 Restricted Stock Plan.

Board Recommendation

The Board recommends that the shareholders vote FOR approval of the 2014 Restricted Stock Plan, and proxies solicited by the Board will be voted in favor thereof, unless a shareholder has indicated otherwise on the proxy.

Shareholder Proposals for Next ANNUAL Meeting

Shareholders may submit proposals and director nominations appropriate for shareholder action at the Company’s annual meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s Code of Regulations. For proposals to be considered for inclusion in the Company’s proxy statement for the 2015 annual meeting, the Company must receive the proposal by November 29, 2014. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations, and must meet all SEC regulations. Any shareholder proposal submitted less than 60 days prior to the annual meeting date will be considered untimely and the Company will not be required to submit such proposals to a vote of the shareholders at the annual meeting. Such proposals must be directed to DCB Financial Corp, Attention: Corporate Secretary, 110 Riverbend Avenue, Lewis Center, OH 43035. If a shareholder intends to present a proposal for the 2015 annual meeting without including the proposal in the proxy materials related to that meeting, the Company must receive the proposal no less than 60 days prior to the annual meeting date. The proxies designated by the Board of the Company for the 2015 annual meeting of shareholders may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Shareholder Communications

Shareholders of the Company may send communications to the Board of Directors through the Company’s office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

Other Matters

The Board of the Company is not aware of any other matters that may come before the Special Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board at the time of printing and which may properly come before the Special Meeting.

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Delivery of Documents to Shareholders Sharing an Address

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope. Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder’s own copy. Any shareholders presently sharing an address who are receiving multiple copies of the Proxy Statement, pursuant to a request for paper copies, and who would like to receive a single copy, and shareholders receiving a single copy who would like separate copies, may do so by directing their request to the Company’s office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035 or at 740.657.7810. Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about document delivery from such record holder.

By Order of the Board of Directors of DCB Financial Corp

Ronald J. Seiffert

President and Chief Executive Officer

We urge you to vote your proxy electronically or via telephone, or by sending the Proxy card to:

Vote Processing, 51 Mercedes Way, Edgewood, NY 11717

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APPENDIX A

SHAREHOLDER RESOLUTION

RESOLVED, that the Amended and Restated Articles of Incorporation of the corporation be amended by changing and replacing the first paragraph of Article FOURTH of the Amended and Restated Articles of Incorporation so that, as amended, the first paragraph of Article FOURTH shall be and read as follows:

FOURTH: The number of shares (collectively, the “Shares”) that the Corporation is authorized to have outstanding is Nineteen Million Five Hundred Thousand (19,500,000), consisting of: (i) Seventeen Million Five Hundred Thousand (17,500,000) common shares, no par value (the “Common Shares”); and (ii) Two Million (2,000,000) preferred shares, no par value (the “Preferred Shares”). The Shares shall have the following terms:

APPENDIX B

2014 RESTRICTED STOCK PLAN

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DCB FINANCIAL CORP

2014 RESTRICTED STOCK PLAN

Effective as of October 30, 2014

i

ii

ARTICLE I
ESTABLISHMENT, PURPOSE, DURATION

SECTION 1.1 Establishment and General Purpose of the Plan.

DCB Financial Corp (the “Company”) desires to implement a long-term equity incentive plan, to be called the DCB Financial Corp 2014 Restricted Stock Plan (the “Plan”). The purpose of the Plan is to promote the growth and profitability of the Company and its affiliated companies; to attract and retain directors, key officers and employees of outstanding competence; to provide eligible directors, certain key officers and employees of the Company and its affiliated companies with an incentive to achieve corporate objectives; and to provide such directors, officers and employees with an equity interest in the Company and its affiliated companies.

SECTION 1.2 Effective Date.

This Plan, if approved by a majority of the votes cast at the Company’s Special Meeting of Shareholders to be held on October 30, 2014, shall become effective on such date. If such shareholder approval is not obtained, no Awards will be granted under this Plan. If approved, the Plan shall remain in effect, subject to the right of the Board or the Committee to amend and terminate the Plan at any time as provided in this Plan, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event, however, may an Award be granted under the Plan more than ten years after the date the Plan was approved by the shareholders.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

SECTION 2.1 162(m) Award means an Award that is intended to be deductible as “performance-based compensation” under Code Section 162(m).

SECTION 2.2 Award means a grant of Shares to a Participant pursuant to section 6.1.

SECTION 2.3 Award Notice means, with respect to a particular Award, a written instrument signed by the Company and the Award’s recipient evidencing the granting of the Award and establishing the terms and conditions thereof.

SECTION 2.4 Beneficiary means the Person designated by an Eligible Individual pursuant to section 7.2 to receive distribution of any Shares available for distribution to such Eligible Individual, in the event such Eligible Individual dies prior to receiving distribution of such Shares.

SECTION 2.5 Board means the Board of Directors of the Company.

SECTION 2.6 Change in Control means any of the following events, each of which shall be interpreted in a manner consistent with Code Section 409A:

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(a)	any “person,” including “persons acting as a group,” as determined in accordance with Code Section 409A, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons acting as a group) securities of Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(b)	as a result of, or in connection with, any proxy contest, tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

(c)	any person or persons acting as a group acquires ownership of the securities of the Company that, together with the securities held by that person or group, constitutes more than 50% of the total fair market value or total voting power of the securities of the Company; or

(d)	the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

SECTION 2.7 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

SECTION 2.8 Committee means the Committee described in Section 4.1.

SECTION 2.9 Covered Officer means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” under Code Section 162(m) at the time income is recognized by such Participant in connection with an Award that is intended to qualify as a 162(m) Award.

SECTION 2.10 Company means DCB Financial Corp and any successor thereto.

SECTION 2.11 Disability means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

SECTION 2.12 Effective Date means the date of the October 30, 2014 meeting in which the Company’s shareholders approve this Plan.

SECTION 2.13 Eligible Individual means any employee, or member of the board of directors of an Employer who is not also an employee of any Employer, whom the Committee may determine to be a key director, officer or employee of the Employer and selects to receive an Award pursuant to the Plan.

SECTION 2.14 Employer means the Company, The Delaware County Bank & Trust Company and any successors to either and, with the prior approval of the Board of Directors of the Company, and subject to such terms and conditions as may be imposed by the Board, any other affiliated savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution that is a part of the Company’s controlled group under the Code. With respect to any Eligible Individual, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

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SECTION 2.15 Exchange Act means the Securities and Exchange Act of 1934, as amended.

SECTION 2.16 Participant means an Eligible Individual who is selected to receive an Award or who has an outstanding Award granted under this Plan.

SECTION 2.17 Performance Measures means one or more business criteria to be used by the committee in establishing Performance Targets for 162(m) Awards under the Plan.

SECTION 2.18 Performance Target means the specific goal or goals that are timely set forth in writing by the Committee for grants of 162(m) Awards under the Plan with respect to any one or more Performance Measures.

SECTION 2.19 Person means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a jointstock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

SECTION 2.20 Plan means the DCB Financial Corp 2014 Restricted Stock Plan as amended from time to time.

SECTION 2.21 Service means service for the Company (or any subsidiary or affiliate) as an employee in any capacity, service as a director or emeritus director or advisory director of the Company.

SECTION 2.22 Share means a share of common stock of the Company, par value $1.00 per share.

ARTICLE III
SHARES AVAILABLE UNDER THE PLAN

SECTION 3.1 Shares Available Under Plan.

(a)	The Shares available under the Plan may be treasury shares, shares of original issue, shares acquired on the open market, or a combination of the foregoing.

(b)	The maximum number of Shares available under the Plan shall be 350,000, subject to adjustment pursuant to section 8.3.

(c)	The maximum number of Shares that may be covered by Awards granted to any one Participant shall be 100,000 Shares per year.

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ARTICLE IV
ADMINISTRATION

SECTION 4.1 Committee.

The Plan shall be administered by the Company’s Compensation Committee (the “Committee”) of the Board. The Committee shall consist of two or more directors all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m) and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; provided, however, that as to any Award intended to be a 162(m) Award, if any member of the Committee shall not satisfy such “outside director” requirements, “Committee” means a subcommittee (of two or more persons) of the Compensation Committee consisting of all members thereof who satisfy such “outside director” requirement; and further provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above.

SECTION 4.2 Committee Action.

The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, any Award or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein. Notwithstanding the foregoing, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to nonemployee directors.

SECTION 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)	to interpret and construe the Plan;

(b)	to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

(c)	to prescribe forms of Award Notices;

(d)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired upon the vesting thereof;

(e)	to accelerate, continue, extend or defer the vesting of any Shares covered by any Award, including with respect to the period following a Participants termination of Service;

(f)	to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

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(g)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Notice and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

ARTICLE V
ELIGIBILITY AND PARTICIPATION

SECTION 5.1 Eligibility and Participation in the Plan

.

Subject to the other provisions of this Plan, the Committee has the full discretion to grant Awards to Eligible Individuals. Eligible Individuals may be granted more than one Award. Eligibility and participation in accordance with this Section, however, shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

ARTICLE VI
AWARDS

SECTION 6.1 Number of Shares.

Subject to the limitations of the Plan and such limitations as the Board may from time to time impose, the number of Shares as to which a Participant may be granted an Award shall be determined by the Committee in its discretion.

SECTION 6.2 Awards in General.

Any Award shall be evidenced by an Award Notice issued by the Committee to the Participant, which notice shall:

(a)	specify the number of Shares covered by the Award;

(b)	specify the date of grant of the Award;

(c)	specify the dates on which such Shares shall become vested; and

(d)	contain such other terms and conditions not inconsistent with the Plan as the Board or Committee may, in its discretion, prescribe.

SECTION 6.3 Share Allocations.

Upon the grant of an Award to a Participant, the Committee shall notify the Company’s transfer agent or other entity designated by the Committee to hold or monitor the Shares until vesting of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Company’s transfer agent or other entity designated by the Committee to hold or monitor the Shares until vesting shall reflect that such number of Shares have been awarded to such Award recipient.

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SECTION 6.4 Dividend Rights.

(a)	Unless the Committee determines otherwise with respect to any Award and specifies such determination in the relevant Award Notice, any cash dividends or distributions declared and paid with respect to Shares subject to the Award that are, as of the record date for such dividend, allocated to a Participant in connection with such Award shall be promptly paid to and retained by such Participant.

(b)	Unless the Committee determines otherwise with respect to any Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid in property other than cash with respect to Shares shall be subject to the same vesting and other restrictions as the Shares to which the Award relates. Any such dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Participant in connection with any Award shall, at the direction of the Committee, be held in the Fund or used to pay the administrative expenses of the Plan, including any compensation due to the Funding Agent or, in the case of a stock dividend, used for future Awards.

SECTION 6.5 Voting Rights.

(a)	Each Participant to whom an Award has been made that is not fully vested shall have the right to exercise, or direct the exercise of, all voting rights appurtenant to unvested Shares related to such Award. Such a direction for any Shares as to which the Participant is not the record owner, if any, shall be given by completing and filing, with the inspector of elections or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by a Participant with respect to Shares as to which the Participant is not the record owner, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

(b)	The Committee shall furnish, or cause to be furnished, to each Participant who is not the record holder of the Shares relating to his or her Award all annual reports, proxy materials and other information furnished by the Company, or by any proxy solicitor, to the holders of Shares.

SECTION 6.6 Limitations on Awards.

An Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Award recipient, only to the Award recipient.

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SECTION 6.7 Clawback of Awards.

The Committee may specify in any Award Notice the conditions upon which the Company may recover, in whole or in part, Shares related to an Award from a Participant due to the inaccuracy of any financial results or other operating metrics as the Committee may deem appropriate in its discretion. Notwithstanding any provision of this section 6.8 to the contrary, no Participant who is party to an employment agreement with the Company that contains a clawback provision applicable to Awards under this Plan may have such provision altered by the terms of an Award Notice issued under this Plan.

SECTION 6.8 Code Section 83(b) Elections.

If a Participant makes an election pursuant to Code Section 83(b) with respect to an Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE VII
VESTING

SECTION 7.1 Vesting of Awards.

Subject to the terms and conditions of the Plan, unless otherwise determined by the Committee and specified in the Award Notice relating to an Award, Shares subject to each Award granted to a Participant under the Plan shall become vested as follows: (i) twenty percent (20%) of such Shares shall become vested on the first anniversary of the date of grant; (ii) an additional twenty percent (20%) of such Shares shall become vested on the second anniversary of the date of grant; (iii) an additional twenty percent (20%) of such Shares shall become vested on the third anniversary of the date of grant; (iv) an additional twenty percent (20%) of such Shares shall become vested on the fourth anniversary of the date of grant; and (v) an additional twenty percent (20%) of such Shares shall become vested on the fifth anniversary of the date of grant; provided that to the extent that any Award shall not have become vested prior to the date on which the Award holder terminates Service with an Employer such Award shall not thereafter become vested and provided, further, an Award shall become 100% vested upon the Award recipient’s death, Disability or upon the occurrence of a Change of Control while in the Service of an Employer.

SECTION 7.2 Designation of Beneficiary.

A Participant who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Participant’s death shall be delivered to the executor or administrator of the Participant’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

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SECTION 7.3 Manner of Distribution.

(a)	As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to section 7.1, the Committee shall take such actions as are necessary to cause the transfer of unrestricted record ownership of the Shares that have become vested to the Award holder and to cause the distribution to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

(b)	The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

SECTION 7.4 Taxes.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. In addition, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing before the date in which income is realized by the recipient in connection with the particular transaction, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the Participant and to the particular transaction.

SECTION 7.5 Performance-Based Awards and Compliance with Code Section 162(m).

(a)	General. The Committee may grant Awards that are designed to qualify as 162(m) Awards and Awards that are not 162(m) Awards. In the case of Awards granted to Covered Officers that are intended to be 162(m) Awards, the Committee shall make in writing all determinations necessary to establish the terms of such 162(m) Awards within 90 days of the beginning of the applicable performance period (or such other time period required under Code Section 162(m)), including, without limitation, the designation of the Covered Officers to whom such 162(m) Awards are made, the Performance Measures applicable to the Awards and the Performance Targets that relate to such Performance Measures, and the dollar amounts or number of Shares payable upon achieving the applicable Performance Targets. To the extent required by Code Section 162(m), the provisions of such 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Covered Officer. The specific Performance Targets established by the Committee shall be made while the achievement of such Performance Targets remains substantially uncertain in accordance with Code Section 162(m). Subject to the terms of this Plan, after each applicable performance period has ended, the Committee shall determine the extent to which the Performance Targets have been attained or a degree of achievement between minimum and maximum levels with respect to 162(m) Awards in order to establish the level of payment to be made, if any, with respect to such 162(m) Awards, and shall certify the results in writing prior to payment of such 162(m) Awards.

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(b)	Performance Targets and Performance Measures. With respect to 162(m) Awards, at the time of grant of a 162(m) Award, the Committee shall establish in writing maximum and minimum Performance Targets to be achieved with respect to each Award during the performance period. The Participant shall be entitled to payment of the entire amount awarded if the maximum Performance Target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Award according to the level of achievement of Performance Targets, as specified by the Committee, for performance during the performance period that meets or exceeds the minimum Performance Target but fails to meet the maximum Performance Target.

(c)	The Performance Targets established by the Committee may relate to corporate, division, department, or business unit performance and may be established in terms of any one or a combination of the following Performance Measures: (i) level of sales, (ii) earnings per share, (iii) income before income taxes and cumulative effect of accounting changes, (iv) income before cumulative effect of accounting changes, (v) net income, (vi) return on assets, (vii) return on equity, (viii) return on capital employed, (ix) total stockholder return, (x) market valuation, (xi) cash flow, and (xii) completion of acquisitions. Multiple Performance Targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

(d)	Calculation and Adjustments. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) mergers, acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) extraordinary, unusual, or other nonrecurring items as described in U.S. Generally Accepted Accounting Principles or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters. To the extent such inclusions or exclusions affect Awards to Covered Officers, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as 162(m) Awards may not be adjusted upward from the amount otherwise payable to a Covered Officer under the pre-established Performance Target. The Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. If applicable tax and securities laws change to permit Committee discretion to alter the governing Performance Measures or Performance Targets without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

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ARTICLE VIII
AMENDMENT AND TERMINATION

SECTION 8.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested.

SECTION 8.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that no such amendment or revision shall alter the shareholder approval standard set forth in this Plan as a condition precedent to the effectiveness of the Plan.

SECTION 8.3 Adjustments in the Event of a Business Reorganization.

(a)	In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares without the Company’s receipt of funds therefor, the number of Shares covered by outstanding Awards and the number of Shares available as Awards in total or to particular individuals or groups under the Plan shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share, unless the Committee, in its discretion, establishes another appropriate method of adjustment.

(b)	In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which the Company is not the surviving entity, the Awards with respect to which Shares had been allocated to a Participant shall be adjusted by allocating to the Participant receiving such Award the amount of money, stock, securities or other property received for the Shares allocated to such Participant, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Award that applied to the Shares for which it has been exchanged.

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ARTICLE IX
MISCELLANEOUS

SECTION 9.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

SECTION 9.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to continue in the service of any Employer. The Employers reserve the right to dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

SECTION 9.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

SECTION 9.4 Governing Law.

The Plan shall be construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

SECTION 9.5 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

SECTION 9.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

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SECTION 9.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

(a)	If to the Company:
DCB Financial Corp
Riverbend Ave
Lewis Center, OH 43035
Attention: Chief Financial Officer

(b)	If to a Participant, to the Participant’s address as shown in the Employer’s records.

SECTION 9.8 Required Regulatory Provisions.

The making and payment of Awards under this Plan shall be conditioned upon and subject to compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

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DCB
DELAWARE COUNTY BANK
*The bank that works for you.*

DCB Financial Corp.
c/o Broadridge
PO Box 1342
Brentwood, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

D2 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:** The Notice & Proxy Statement, Restricted Stock Plan document is/are available at www.proxyvote.com.

**Proxy For Special Meeting of DCB Financial Corp**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

**WHEREAS,** Article II, Section 2 of the Company's Amended and Restated Code of Regulations (the "Code of Regulations") provides that the Board of Directors may call special meetings of shareholders.

**NOW, THEREFORE, BE IT RESOLVED,** that a special meeting of shareholders be held on October 30, 2014 (the "**Special Meeting**"), at 3:00 p.m., local time, at Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035, or at such other place and time of day to be fixed by the President of the Company and designated in the proxy statement for the Special Meeting, and that the shareholders of record of the Company at the close of business on September 2, 2014, be entitled to notice of and to vote at the Special Meeting.

**FURTHER RESOLVED,** that the President, Executive Vice President and Chief Financial Officer, Treasurer, or Secretary of the Company (each such person, an "Authorized Officer") be, and each of them hereby is, authorized and empowered to prepare and mail a proper notice of the Special Meeting and related proxy materials to all shareholders of record on the record date.

**FURTHER RESOLVED,** that the Company solicit proxies for the Special Meeting, and that J. Daniel Mohr and Ronald J. Seiffert be, and each of them hereby is, appointed as a proxy for management's solicitation of shareholder votes at the Special Meeting.

**FURTHER RESOLVED**, that David Archibald or Daniel Roberts, or either of them, be appointed to serve as inspectors of election at the Special Meeting.

**You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE). The named proxy cannot vote unless you sign and returned this card or follow the applicable Internet or telephone voting procedures. Any shareholder executing a proxy has the right to revoke it by execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company: "FOR" Proposals 1, 2 3 and 4.** All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges the receipt of the Notice and Proxy Statement.

**Continued and to be signed on reverse side**

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